Exhibit 99(a)
News release
—AT THE COMPANY—
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502
FOR IMMEDIATE RELEASE
Monday, February 8, 2010
UFPI reports 2009 net earnings of $24.3 million compared to $4.3 million in 2008
Company positioned for new growth and profitability with strongest balance sheet in the industry
GRAND RAPIDS, Mich., Mon., Feb. 8, 2010 — Universal Forest Products, Inc. (Nasdaq: UFPI) today announced 2009 results including annual net earnings of $24.3 million, or $1.25 per diluted share, on net sales of $1.7 billion, compared to annual net earnings of $4.3 million, or $0.23 per diluted share, on net sales of $2.2 billion for 2008. For the fourth quarter of 2009, the Company posted a net loss of $663,000, or ($0.03) per diluted share, on net sales of $338.6 million. That compares to a 2008 fourth-quarter loss of $793,000, or ($0.04) per diluted share, on net sales of $423.7 million.
“The people of this company demonstrated their collective spirit by working hard to create profitability despite a drop in sales, and to create success under trying conditions,” said CEO Michael B. Glenn. “We continue to eliminate waste and to focus on critical basics like inventory and receivables—which have proven to be the right strategies for fragile times.
“We will maintain a keen eye on those strategies in 2010, and will add an intense focus on sales growth during the year,” he added. “Although we expect 2010 to be challenging, we’ve laid the groundwork to achieve new and sustainable growth in the future, and we’re already seeing results.”
Glenn noted that the Company’s balanced business model “allowed us to discover new paths to success” within its four markets, and that he also expects steady growth in the Company’s traditional business.
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Universal Forest Products, Inc.

A contributing factor to the Company’s 25 percent decline in annual net sales in 2009 was the 12 percent drop in the average composite lumber price from 2008. By market, Universal posted the following gross sales results for 2009:
Do-It-Yourself/retail: $130.7 million for the fourth quarter, a decrease of 14.8 percent from the same period of 2008. Annual gross DIY sales of $805.0 million in 2009 reflect a decrease of 12.4 percent from 2008. Sales throughout the year were negatively affected by extended high unemployment, a fragile economy, and weak consumer confidence. However, the Company remains a leading supplier to big-box and independent retailers, and is looking for growth with new customers and new products in 2010 and beyond. In addition, in 2009, the Company instituted initiatives and practices intended to increase its value to customers.
Industrial packaging/components: $111.6 million for the fourth quarter, a decrease of 8.5 percent from the fourth quarter of 2008. For the year, gross sales of $479.3 million reflect a decrease of 20.0 percent from 2008. Although 2009 sales in this market struggled along with U.S. manufacturing, Universal expects sustainable growth moving forward. In addition to its traditional industrial business—engineering and producing packaging and components for manufacturing and agricultural customers—the Company is enhancing its focus on related packaging products and accessories, and on its concrete forming business. The Company continues to be a leading supplier to these fragmented markets, but still has only a small fraction of the available business.
Site-built construction: Fourth-quarter sales of $54.2 million reflect a decrease of 42.4 percent from the same period of 2008. For the year, sales of $244.1 million were down 46.0 percent from 2008. According to the most recent statistics available, total housing starts were down 38.8 percent year-to-date in December 2009 from the same period of 2008. Universal continues to focus on making sure it remains a preferred supplier to builders, on balancing its business within the site-built market, and on adding new opportunities for sustainable business moving forward as the housing sector recovers slowly in the coming years.
Manufactured housing: $48.9 million in sales for the fourth quarter reflect a drop of 15.2 percent from the fourth quarter of 2008. Annual sales of $183.9 million were down 39.4 percent from 2008. According to the most recent statistics available, the industry saw a decline of 39 percent in actual shipments of HUD-code homes in 2009 from 2008. Additionally, the National Modular Housing Council estimates a decrease of 44 percent in modular home shipments in 2009 from 2008. Because Universal maintains a dominant share of the HUD-code and modular markets, its performance essentially will track with the industry. Universal continues to seek new opportunities to generate increased revenue by expanding its product offering to its customers.
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Universal Forest Products, Inc.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Monday, February 8, 2010. The call will be hosted by CEO Michael B. Glenn and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (866) 383-7998 or internationally at (617) 597-5329. Use conference pass code number 53774194. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through March 4, 2010, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code number 38021227.
UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market, and specialty wood packaging and components for various industries. The Company’s consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built market and forming products for concrete construction. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.
Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company’s reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED
DECEMBER 2009/2008

	Quarter Period				Year to Date
(In thousands, except per share data)	2009		2008		2009		2008

NET SALES	$338,565	100%	$423,653	100%	$1,673,000	100%	$2,232,394	100%

COST OF GOODS SOLD	294,383	87.0	373,800	88.2	1,430,249	85.5	1,978,193	88.6

GROSS PROFIT	44,182	13.0	49,853	11.8	242,751	14.5	254,201	11.4

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	43,716	12.9	50,255	11.9	200,026	12.0	228,557	10.2
NET (GAIN) LOSS ON DISPOSITION OF ASSETS AND OTHER IMPAIRMENT AND EXIT CHARGES	1,154	0.3	685	0.2	(92)	—	7,239	0.3

EARNINGS (LOSS) FROM OPERATIONS	(688)	(0.2)	(1,087)	(0.3)	42,817	2.6	18,405	0.8

Interest expense	1,208	0.4	2,499	0.6	4,611	0.3	12,088	0.5
Interest income	(133)	—	(66)	—	(391)	—	(829)	—

	1,075	0.3	2,433	0.6	4,220	0.3	11,259	0.5

EARNINGS (LOSS) BEFORE INCOME TAXES	(1,763)	(0.5)	(3,520)	(0.8)	38,597	2.3	7,146	0.3

INCOME TAXES (BENEFIT)	(956)	(0.3)	(2,969)	(0.7)	13,852	0.8	1,686	0.1

NET EARNINGS (LOSS)	(807)	(0.2)	(551)	(0.1)	24,745	1.5	5,460	0.2

LESS NET (EARNINGS) LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	144	—	(242)	(0.1)	(473)	—	(1,117)	(0.1)

NET EARNINGS (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(663)	(0.2)	$(793)	(0.2)	$24,272	1.5	$4,343	0.2

EARNINGS (LOSS) PER SHARE — BASIC	$(0.03)		$(0.04)		$1.26		$0.23

EARNINGS (LOSS) PER SHARE — DILUTED	$(0.03)		$(0.04)		$1.25		$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING FOR BASIC EARNINGS (LOSS)	19,292		19,161		19,256		19,074

WEIGHTED AVERAGE SHARES OUTSTANDING FOR DILUTED EARNINGS (LOSS)	19,292		19,161		19,468		19,225

SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2009	%	2008	%	2009	%	2008	%
Do-It-Yourself/Retail	$130,658	38%	$153,332	35%	$805,052	47%	$919,200	41%
Site-Built Construction	54,234	16%	94,123	22%	244,117	14%	452,689	20%
Industrial	111,627	32%	122,040	29%	479,284	28%	598,915	26%
Manufactured Housing	48,928	14%	57,708	14%	183,912	11%	303,387	13%

Total Gross Sales	345,447	100%	427,203	100%	1,712,365	100%	2,274,191	100%
Sales Allowances	(6,882)		(3,550)		(39,365)		(41,797)

Total Net Sales	$338,565		$423,653		$1,673,000		$2,232,394

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 2009/2008
(In thousands)

	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$82,219	$13,337
Accounts receivable	107,383	138,043
Inventories	162,148	193,496
Assets held for sale	—	8,296
Other current assets	31,599	27,736

TOTAL CURRENT ASSETS	383,349	380,908

OTHER ASSETS	4,478	5,927
INTANGIBLE ASSETS, NET	173,751	182,014
PROPERTY, PLANT AND EQUIPMENT, NET	230,099	247,170

TOTAL ASSETS	$791,677	$816,019

	2009	2008
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$64,473	$63,184
Accrued liabilities	70,038	71,926
Current portion of long-term debt and capital leases	673	15,490

TOTAL CURRENT LIABILITIES	135,184	150,600

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	53,181	85,684
OTHER LIABILITIES	34,366	31,509
EQUITY	568,946	548,226

TOTAL LIABILITIES AND EQUITY	$791,677	$816,019

UNIVERSAL FOREST PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE TWELVE MONTHS ENDED
DECEMBER 2009/2008

(In thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings attributable to controlling interest	$24,272	$4,343
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	32,917	37,570
Amortization of intangibles	8,308	9,797
Expense associated with share-based compensation arrangements	1,597	1,136
Excess tax benefits from share-based compensation arrangements	(603)	(171)
Expense associated with stock grant plans	109	104
Deferred income taxes (credit)	4,744	(7,747)
Net earnings attributable to noncontrolling interest	473	1,117
Gain on insurance settlement		(598)
Net (gain) loss on sale or impairment of assets	(773)	7,062
Changes in:
Accounts receivable	31,071	4,287
Inventories	31,522	42,922
Accounts payable	610	(20,153)
Accrued liabilities and other	(5,901)	8,882

NET CASH FROM OPERATING ACTIVITIES	128,346	88,551

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(15,604)	(18,944)
Purchase of joint venture	(659)	—
Acquisitions, net of cash received	—	(23,338)
Proceeds from sale of property, plant and equipment	11,724	30,367
Advances of notes receivable	(14)	(997)
Collection of notes receivable	171	556
Insurance proceeds	1,023	800
Other, net	30	189

NET CASH FROM INVESTING ACTIVITIES	(3,329)	(11,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under revolving credit facilities	(30,257)	(24,148)
Repayment of long-term debt	(19,207)	(80,824)
Borrowings of long-term debt	800	—
Proceeds from issuance of common stock	2,420	2,957
Purchase of additional noncontrolling interest	(1,770)	—
Distributions to noncontrolling interest	(270)	(3,654)
Investment received from minority shareholder	14	419
Dividends paid to shareholders	(5,017)	(2,284)
Repurchase of common stock	(3,379)	—
Excess tax benefits from share-based compensation arrangements	603	171
Other, net	(72)	(89)

NET CASH FROM FINANCING ACTIVITIES	(56,135)	(107,452)

NET CHANGE IN CASH AND CASH EQUIVALENTS	68,882	(30,268)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,337	43,605

CASH AND CASH EQUIVALENTS, END OF PERIOD	$82,219	$13,337

SUPPLEMENTAL INFORMATION:
Interest	4,905	12,418
Income taxes	12,346	(8)